Exhibit 99.1

Investor Contact:	Tripp Sullivan	Media Contact:	Joy Sutton
	SCR Partners		(615) 587-7728
	(615) 760-1104		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings Simplifies Capital Structure and Expands Borrowing Capacity

New Senior Secured Credit Facilities Refinance Existing Bank, Convertible and Subordinated Debt;

Provide Incremental Borrowing Ability and Increased Flexibility

BRENTWOOD, Tenn. – (June 30, 2017) AAC Holdings, Inc. (NYSE: AAC) announced it has closed a new $210.0 million senior secured term loan facility and $40.0 million revolving credit facility. Proceeds from the new term loan and a portion of the revolving credit facility were used to payoff existing term and revolving facilities maturing in March 2020 as well as convertible and subordinated notes held by affiliates of Deerfield Management Company, L.P.

The senior secured term loan facility is scheduled to mature in June 2023, bears interest at LIBOR plus 6.75% and has incremental borrowing ability subject to certain consents and conditions, including obtaining additional commitments from lenders. The revolving facility is scheduled to mature in June 2022, bears interest at LIBOR plus 6.00% and has $15 million of incremental borrowing ability subject to certain consents and conditions, including obtaining additional commitments from lenders.

The credit facilities are led by Credit Suisse with Joint Lead Arrangers BMO Capital Markets and Hancock Whitney Bank.

Michael Cartwright, Chairman and Chief Executive Officer of AAC Holdings, noted, “The new credit facilities enable us to simplify our capital structure, improve our financial flexibility and increase our liquidity. We believe that the favorable leverage ratio and fewer covenants, as well as the decreased amortization schedule and extended debt maturities, will facilitate the continued execution of our growth strategy with a positive benefit to cash flow. We anticipate that the incremental borrowing ability will provide better access to future debt capital, and that this transaction will leave us well positioned to finance AAC’s continued growth.”

About American Addiction Centers

American Addiction Centers is a leading provider of inpatient and outpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction, and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter @AAC_Tweet.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of Holdings’ revenues, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) our inability to operate our facilities; (ii) our reliance on our sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point of care and definitive lab testing; (iv) an increase in our provision for doubtful accounts based on the aging of receivables; (v) our failure to successfully achieve growth through acquisitions and de novo expansions; (vi) uncertainties regarding the timing of the closing of acquisitions; (vii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of an acquisition; (viii) our failure to achieve anticipated financial results from prior acquisitions; (ix) a disruption in our ability to perform definitive drug testing services; (x) maintaining compliance with applicable regulatory authorities, licensure and permits to operate our facilities and lab; (xi) a disruption in our business and reputation and potential economic consequences with the civil securities claims brought by shareholders; (xii) our inability to meet our covenants in the loan documents; (xiii) our inability to integrate newly acquired facilities; and (xiv) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward looking statements.